Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-218506) on Form S-3 of AcelRx Pharmaceuticals, Inc. of our report dated March 11, 2020, relating to the consolidated financial statements of Tetraphase Pharmaceuticals, Inc. as of and for the years ended December 31, 2019 and 2018 appearing in this Current Report on Form 8-K of AcelRx Pharmaceuticals, Inc.

/s/ Ernst & Young LLP

Boston, Massachusetts

April 30, 2020